                   AS FILED WITH THE SECURITIES AND EXCHANGE
                         COMMISSION ON SEPTEMBER 6, 2002


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                MFIC CORPORATION
                                ----------------
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                            04-2793022
-------------------------------                             -------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)


                  30 OSSIPEE ROAD, NEWTON, MASSACHUSETTS 02464
               --------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)



                        MFIC CORPORATION 1988 STOCK PLAN
                        --------------------------------
                            (Full Title of the Plan)


                               IRWIN J. GRUVERMAN
                           CHIEF EXECUTIVE OFFICER AND
                                    CHAIRMAN
                                MFIC CORPORATION
                                 30 OSSIPEE ROAD
                           NEWTON, MASSACHUSETTS 02464
                                 (617) 969-5452
                           ---------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                           JEFFREY M. STOLER, ESQUIRE
                                GADSBY HANNAH LLP
                               225 FRANKLIN STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 345-7000

                                           CALCULATION OF REGISTRATION FEE


----------------------------- --------------- ---------------------- ------------------------ -------------------
                                                Proposed Maximum        Proposed Maximum
Title of Securities            Amount to be    Offering Price Per      Aggregate Offering         Amount of
to be Registered              Registered(1)         Share(2)                Price(2)           Registration Fee
----------------------------- --------------- ---------------------- ------------------------ -------------------
Common Stock, $.01 par
value per share (the
"Common Stock")..........       1,150,000             $0.35                 $402,500                $38.00
----------------------------- --------------- ---------------------- ------------------------ -------------------


(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of new shares which may be sold upon the exercise of options which may hereafter be granted under the MFIC Corporation 1988 Stock Plan, as amended through May 27, 1997 (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of said Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. Except for certain shares previously purchased pursuant to the Plan, it is not known how many option or shares will be purchased or at what price. The unissued options and shares available pursuant to the Plan do not have a fixed exercise price. Accordingly, the proposed maximum offering price per share for such shares has been calculated pursuant to Rule 457(h) as the average of the bid $0.32 and ask $0.38 prices of the Registrant's Common Stock as listed on Nasdaq on September 5, 2002.

                                     PART I

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. This Registration Statement on Form S-8 hereby registers 1,150,000 new shares of Common Stock pursuant to the Plan. Registration Statements on Form S-8 (File Numbers 33-38928, 33-38925, and 333-29949), registering an aggregate of 2,350,000 shares of Common Stock under the Plan, were filed with the Commission on February 11, 1991, November 25, 1994, and June 25, 1997, respectively.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been previously filed by MFIC Corporation, formerly known as Microfluidics International Corporation (the "Company") with the Securities and Exchange Commission and are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 ("Fiscal 2001");

2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

4.       The Company's Definitive Proxy Statement on Form DEF 14A dated May 13,
         2002

5.       The Company's Amended Annual Report on Form 10KA dated April 30, 2002

6.       The Company's Report on Form 8-K filed by the Company on October 29,
         2001;

7. All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of Fiscal 2001; and

8. The descriptions of the Company's Common Stock which are contained in the registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Company files a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, the Company has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith for the Company or for other organizations at the request of the Company.

         The By-Laws of the Company contain provisions to the general effect that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any threatened, pending or completed legal proceeding to which he may be made a party or with which he may become involved by reason of having been an officer or director of the Company or of any other organization at the request of the Company. Indemnification is available (except by court order) only if it is determined to be proper by a majority of disinterested directors constituting a quorum, by the stockholders, or by independent legal counsel in a written opinion. In order to be entitled to indemnification, the indemnified person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the Company, indemnification is precluded if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company, unless and to the extent that the Court of Chancery of the State of Delaware or the court in which the action was brought shall determine that indemnification is proper. The Company also has the power to obtain insurance indemnifying officers and directors of the Company against any liability which it may deem proper, whether or not the Company against any liability which it may deem proper, whether or not the company would otherwise have the power to indemnify such officer or director pursuant to its By-Laws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

(a) The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

         EXHIBIT NO.               DESCRIPTION

         4                 MFIC Corporation 1988 Stock Plan (as amended May 27,
                           1997)

         4.1               Restated Certificate of Incorporation (filed as
                           Exhibit 3(a) to the Company's Registration Statement on Form S-1, File No. 2-85290, and incorporated herein by reference)

         4.2 Restated By-laws (filed as Exhibit 3(b) to the Company's Registration Statement on Form S-1, as amended, File No. 2-85290, and incorporated herein by reference.)

         5 Opinion Letter of Gadsby Hannah LLP as to legality of shares being registered

         23a Consent of Gadsby Hannah LLP (contained in Opinion filed as Exhibit 5)

         23b               Consent of Brown & Brown, LLP

         23c               Consent of Deloitte & Touche LLP


ITEM 9.  UNDERTAKINGS.

 The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any additional or changed material information on the plan of distribution.

(2) For the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. Iin the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts on the 5th day of September, 2002.

                              MFIC CORPORATION


                              By: /s/ IRWIN J. GRUVERMAN
                                  -------------------------------------------
                                  Irwin J. Gruverman, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


NAME                                                 CAPACITY                           DATE
----                                                 --------                           ----
/s/ IRWIN J. GRUVERMAN                         Chief Executive Officer, Chairman        September 5, 2002
--------------------------------------------   of the Board of Directors, Treasurer
Irwin J. Gruverman                             and Secretary (principal executive
                                               and financial officer)

/s/ JAMES N. LITTLE                            Director                                 September 5, 2002
--------------------------------------------
James N. Little


/s/ VINCENT B. CORTINA                         Director                                 September 5, 2002
--------------------------------------------
Vincent B. Cortina


/s/ EDWARD T. PASLAWSKI                        Director                                 September 5, 2002
--------------------------------------------
Edward T. Paslawski


/s/ LEO PIERRE ROY                             Director                                 September 5, 2002
--------------------------------------------
Leo Pierre Roy


/s/ ROBERT P. BRUNO                            President and                            September 5, 2002
--------------------------------------------   Chief Operating Officer
Robert P. Bruno


                                  EXHIBIT INDEX

                                                        SEQUENTIALLY NUMBERED
EXHIBIT NO.       DESCRIPTION                                PAGE NUMBER
-----------       -----------                        --------------------------

     4            MFIC Corporation 1988 Stock Plan (as amended May 27, 1997)

     4.1 Restated Certificate of Incorporation (filed as Exhibit 3(a) to the Company's Registration Statement on Form S-1, File No. 2-85290, and incorporated herein by reference)

     4.2 Restated By-laws (filed as Exhibit 3(b) to the Company's Registration Statement on Form S-1, as amended, File No. 2-85290, and incorporated herein by reference.)

     5 Opinion Letter of Gadsby Hannah LLP as to legality of shares being registered

     23a          Consent of Gadsby Hannah LLP (contained in Opinion filed as
                  Exhibit 5)

     23b          Consent of Brown & Brown, LLP

     23c          Consent of Deloitte & Touche LLP